UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 3, 2006

UREX ENERGY CORP.

(formerly Lakefield Ventures Inc.)

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-501191

(Commission File Number)

98-0219157

(IRS Employer Identification No.)

10580 N. McCarran Blvd, Building 115-208 Reno, Nevada 89503

(Address of principal executive offices and Zip Code)

775.747.0667

Registrant's telephone number, including area code

Lakefield Ventures Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective July 3, 2006, we completed a merger with our subsidiary, Urex Energy Corp. As a result, we have changed our name from “Lakefield Ventures Inc.” to “Urex Energy Corp.” We changed the name of our company to better reflect the direction and business of our company.

In addition, effective July 3, 2006 we have effected a two (2) for one (1) forward stock split of our authorized, issued and outstanding common stock. As a result, our authorized capital has increased from 150,000,000 shares of common stock with a par value of $0.001 and 10,000,000 preferred stock with a par value of $0.001 to 300,000,000

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shares of common stock with a par value of $0.001 and 10,000,000 preferred stock with a par value of $0.001. Our issued and outstanding share capital has increased from 47,212,800 shares of common stock to 94,425,600 shares of common stock.

Item 7.01.	Regulation FD Disclosure

The name change and forward stock split became effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on July 3, 2006 under the new stock symbol “URXE”. Our new CUSIP number is 917248 10 6.

Item 9.01.	Financial Statements and Exhibits.

99.1         Articles of Merger filed with the Secretary of State of Nevada on June 8, 2006 and which is effective June 21, 2006.

99.2        Certificate of Change filed with the Secretary of State of Nevada on June 8, 2006 and which is effective June 21, 2006.

99.3        Certificate of Correction filed with the Secretary of State of Nevada on June 23, 2006 with respect to the Certificate of Change.

99.4        Certificate of Correction filed with the Secretary of State of Nevada on June 26, 2006 with respect to the Articles of Merger.

99.5	News Release dated July 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UREX ENERGY CORP.

/s/ Richard Bachman

By: Richard Bachman

Director

Date: July 5, 2006

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